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                                                                   EXHIBIT 5.1.1


                     Wilson Sonsini Goodrich & Rosati P.C.
                               650 Page Mill Road
                              Palo Alto, CA 94304


December    , 2003

Komag, Incorporated
1710 Automation Parkway
San Jose, California 95131

RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:


         We have examined the registration statement on Form S-3 filed by you with the Securities and Exchange Commission (the "Commission") on November 3, 2003, as amended by Amendment No. 1 thereto filed with the Commission on December 9, 2003 (such registration statement as so amended, herein the "Registration Statement") in connection with the registration under the Securities Act of 1933, of 6,000,000 shares of common stock, par value $0.01 per share, to be sold by you and certain stockholders listed in the Registration Statement. As your counsel, we have examined the transactions taken and proposed to be taken in connection with the sale of such shares by you and such stockholders in the manner set forth in the Registration Statement.


         It is our opinion that such shares, if sold by you and such stockholders in the manner set forth in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.


         We are opining herein as to the effect on the subject transactions only of the federal laws of the United States and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any other local agencies within the state.


         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                                Sincerely,

                                                WILSON SONSINI GOODRICH & ROSATI
                                                Professional Corporation